Exhibit j(2)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 92 to the Registration Statement on Form N-1A of Fidelity Municipal Trust: Spartan Short-Intermediate Municipal Income Fund, of our reports dated February 5, on the financial statements and financial highlights included in the December 31, 2000 Annual Report to Shareholders of the above referenced fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 20, 2001